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                                                                  EXHIBIT 10.36

                                                                  EXECUTION COPY






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                            AAMES CAPITAL CORPORATION
                                    Servicer


                                       and



                             FAIRBANKS CAPITAL CORP.
                                  Sub-Servicer


                            -------------------------


                             SUB-SERVICING AGREEMENT

                           Dated as of April 21, 1999


                            -------------------------


                           Aames Mortgage Trust 1996-D
                Mortgage Pass-Through Certificates Series 1996-D
             Financial Security Assurance Inc., Certificate Insurer





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                                TABLE OF CONTENTS




ARTICLE I

DEFINITIONS..........................................................................1
            Section 1.01  Defined Terms..............................................1

ARTICLE II

SERVICER'S ENGAGEMENT OF SUB-SERVICER TO PERFORM SERVICING RESPONSIBILITIES..........2
            Section 2.01  Contract for Sub-Servicing.................................2
            Section 2.02  Possession of Mortgage Loan Documents......................3

ARTICLE III

SERVICING OF THE MORTGAGE LOANS......................................................3

            Section 3.01   Sub-Servicer to Service...................................3
            Section 3.02   Loan Information and Financial Statements.................7
            Section 3.03   Merger or Consolidation of the Sub-Servicer...............7
            Section 3.04   Limitation on Liability of the Sub-Servicer and Others....8
            Section 3.05   Sub-Servicer Not to Resign................................9
            Section 3.06   No Transfer or Assignment of Servicing....................9
            Section 3.07   Servicer's Cooperation....................................9
            Section 3.08   Receipt of Mortgage Loan Amounts.........................10
            Section 3.09   Subsequent Transfers.....................................10
            Section 3.10   [Intentionally Omitted]..................................10
            Section 3.11   Compensation to the Sub-Servicer.........................10
            Section 3.12   Appointment as Servicer..................................12
            Section 3.13   Reserve Sub-Account......................................12
            Section 3.14   Security Interest........................................13
            Section 3.15   Tax Forms................................................13
            Section 3.16   Additional Servicing Procedures..........................13

ARTICLE IV

REPRESENTATIONS AND WARRANTIES......................................................13
           Section 4.01    Representations, Warranties and Covenants of the Sub-
           Servicer.................................................................13
           Section 4.02    Representations and Warranties of the Servicer...........15



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
ARTICLE V

DEFAULT..............................................................................16
           Section 5.01    Events of Default. .......................................16
           Section 5.02    Waiver of Defaults. ......................................18

ARTICLE VI

TERMINATION..........................................................................19
           Section 6.01    Termination...............................................19
           Section 6.02    Termination With Cause ...................................19
           Section 6.03    Termination Without Cause. ...............................20
           Section 6.04    Effect of Termination.....................................20

ARTICLE VII

MISCELLANEOUS........................................................................21
            Section 7.01   Payment of Costs..........................................21
            Section 7.02   Reports. ................................................ 21
            Section 7.03   Notices. .................................................21
            Section 7.04   Severability Clause. .....................................23
            Section 7.05   Counterparts. ............................................23
            Section 7.06   Governing Law. ...........................................23
            Section 7.07   Security for Expenses. ...................................23
            Section 7.08   Indemnification. .........................................24
            Section 7.09   Protection of Confidential Information. ..................26
            Section 7.10   Intention of the Parties. ................................26
            Section 7.11   Third Party Beneficiary. .................................26
            Section 7.12   Successors and Assigns; Assignment of Agreement. .........26
            Section 7.13   Waivers. .................................................27
            Section 7.14   Exhibits. ................................................27
            Section 7.15   General Interpretive Principles. .........................27
            Section 7.16   Reproduction of Documents. ...............................27
            Section 7.17   Further Agreement; Power-of-Attorney. ....................27
            Section 7.18   Amendments. ..............................................27
            Section 7.19   Entire Agreement. ........................................28
            Section 7.20   Expenses .................................................28
            Section 7.21   Non-Disclosure. ..........................................28

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

EXHIBIT A
POOLING AND SERVICING AGREEMENT.....................................................A-1

SCHEDULE 2.01
MORTGAGE LOAN SCHEDULE..............................................................B-1

SCHEDULE 3.01(a)
ADDITIONAL SERVICING PROCEDURES.....................................................B-2

SCHEDULE 3.01(d)
LOANS FOR WHICH SUB-SERVICER HAS NO
PAYMENT OBLIGATIONS ON MAY 12, 1999.................................................B-3

SCHEDULE 4.01(i)
CERTAIN EXCLUDED MORTGAGE LOANS AND REO PROPERTIES..................................B-4

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                             SUB-SERVICING AGREEMENT


         This is a Sub-Servicing Agreement (the "Agreement"), dated as of April 21, 1999, by and between FAIRBANKS CAPITAL CORP., a Utah corporation, having an office at 3815 South West Temple, Salt Lake City, Utah 84165-4412, and its successors and assigns (the "Sub-Servicer"), and Aames Capital Corporation, a California corporation, having an office at 350 South Grand Avenue, Los Angeles, California 90071, and its successors and assigns (the "Servicer").

                              W I T N E S S E T H:

         WHEREAS, the Servicer and Bankers Trust Company (the "Trustee") have entered into that certain Pooling and Servicing Agreement dated as of December 1, 1996 (as amended, the "Pooling and Servicing Agreement"), whereby the Servicer will service certain mortgage loans on behalf of the Trustee;

         WHEREAS, the Servicer desires to enter into a contract with the Sub-Servicer whereby the Sub-Servicer shall service those mortgage loans listed on Schedule 2.01 (the "Mortgage Loan Schedule") attached hereto (the "Mortgage Loans") in the name of on behalf of the Servicer;

         WHEREAS, as the parties contemplate that Sub-Servicer may purchase from Servicer the right to be reimbursed for all delinquency advances made by Servicer with respect to the Mortgage Loans pursuant a purchase agreement to be entered into by the parties (the "Purchase Agreement"); and

         WHEREAS, certain obligations hereunder will become effective upon the closing, if any, of the Purchase Agreement (the "Closing Date")

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Servicer and the Sub-Servicer hereby agree as follows:


                                    ARTICLE I

                                  DEFINITIONS

         Section 1.01 Defined Terms.

         Unless otherwise specified in this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. As used herein, the following terms have the meanings assigned to them in this SECTION 1.01:


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         "Advance" shall mean any Monthly Advance or Servicing Advance.

         "Event of Default" shall have the meaning set forth in Article V.

         "Lender" shall mean any lender or lenders providing financing to Sub-Servicer for the Purchase Agreement.

         "Lockbox Advances" shall mean advances on funds received at the lockbox account for which the lockbox bank does not make funds available for withdrawal on the same day received.

         "Non-Recoverable Advance" shall mean a Servicing Advance made by Sub-Servicer that would be uncollectible through Monthly Mortgage Payments, Insurance Proceeds, Liquidation Proceeds, proceeds from a Principal Payment or other proceeds of the related Mortgage Loan.

         "Prior Monthly Advances" shall mean Monthly Advances on the Mortgage Loans made by Servicer prior to the Sub-Servicing Commencement Date.

         "Reserve Sub-account" shall have the meaning set forth in Section 3.13.

         "Sub-Servicing Agreements" shall mean this Agreement and each of the Sub-Servicing Agreements between Servicer and Sub-Servicer with respect to Aames Capital Owner Trust 1997-1, Aames Mortgage Trust 1996-B, and Aames Mortgage Trust 1996-C.

         "Sub-Servicing Commencement Date" shall mean May 1, 1999.

         "Sub-Servicing Fees" shall mean, with respect to any Collection Period, the applicable servicing fees and compensation as established pursuant to
Section 3.11.

         "Uncollectible Advance" shall mean a Monthly Advance made by Sub-Servicer or a Prior Monthly Advance made by Servicer which is or would be uncollectible through Monthly Mortgage Payments, Insurance Proceeds, Liquidation Proceeds, proceeds from a Principal Payment or other proceeds of the related Mortgage Loan.


                                   ARTICLE II

                SERVICER'S ENGAGEMENT OF SUBSERVICER TO PERFORM
                           SERVICING RESPONSIBILITIES

         Section 2.01 Contract for Sub-Servicing.

         The Servicer, by execution and delivery of this Agreement, does hereby contract with the Sub-Servicer for, and Sub-Servicer hereby agrees to perform commencing on the Sub-Servicing


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Commencement Date, in each case subject to the terms of this Agreement, the servicing of the Mortgage Loans listed on Schedule 2.01.

         Section 2.02 Possession of Mortgage Loan Documents.

         (a) Within one (1) Business Day prior to the Sub-Servicing Commencement Date, the Servicer, at Servicer's sole cost and expense, shall deliver to Sub-Servicer a copy of each Mortgage File and other servicing, underwriting and origination documents relating to the Mortgage Loans in Servicer's possession, and on or before the Sub-Servicing Commencement Date, Servicer shall transfer to Sub-Servicer all electronic data in Servicer's possession necessary to service the Mortgage Loans and to provide current data with respect to the Mortgage Loans and REO Property. Such copies of Mortgage Files shall include, without limit, all documents relating to servicing, foreclosure, bankruptcy, and REO Property with respect to any Mortgage Loan.

         (b) The Sub-Servicer shall hold each Mortgage File and each document contained therein in the possession of the Sub-Servicer in trust on behalf of the Servicer for the benefit of the Trustee and the Certificate Insurer. The Sub-Servicer's possession of any portion of the Mortgage File shall be for the sole purpose of facilitating the servicing of the related Mortgage Loan pursuant to this Agreement and the Pooling and Servicing Agreement, and such retention and possession by the Sub-Servicer shall be in a custodial capacity only. Any portion of the Mortgage File retained by the Sub-Servicer shall be identified to reflect clearly the ownership of the related Mortgage Loan by the Trustee. The Sub-Servicer shall release from its custody any Mortgage File retained by it only in accordance with this Agreement and the Pooling and Servicing Agreement. The Sub-Servicer shall provide to the Servicer as soon as practicable after request therefor by the Servicer a copy of any documents held by it with respect to any Mortgage Loan.


                                   ARTICLE III

                        SERVICING OF THE MORTGAGE LOANS

         Section 3.01 Sub-Servicer to Service.

         (a) The Sub-Servicer, as an independent contractor, shall service and administer the Mortgage Loans in accordance with the Pooling and Servicing Agreement and this Agreement, including the additional servicing procedures set forth on Schedule 3.01(a) hereto as may be amended from time to time. This Agreement shall govern in the event of any conflict between this Agreement and the additional servicing procedures. The Sub-Servicer shall perform all obligations of Servicer under the Pooling and Servicing Agreement except as specifically provided herein and shall prepare and deliver to Servicer all documents and reports required to be delivered by the Servicer to the Trustee or the Certificate Insurer at least two (2) Business Days


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prior to the date the Servicer must deliver such reports, provided, however, that Sub-Servicer shall provide to Servicer such information as to the Mortgage Loans being serviced by Sub-Servicer as is required by Servicer to prepare the Servicer Remittance Report not later than the second Business Day of each month. Sub-Servicer shall comply in all material respects with applicable law in collecting the Mortgage Loans. The Sub-Servicer is hereby authorized and empowered, subject to the terms of this Agreement, to execute and deliver on behalf of itself and the Servicer all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Servicer shall furnish the Sub-Servicer with any powers of attorney and other documents necessary or appropriate to enable the Sub-Servicer to carry out its servicing and administrative duties under this Agreement.

         (b) The Sub-Servicer shall cause the portions of its electronic ledger relating to the Mortgage Loans to be clearly and unambiguously marked, and shall make appropriate entries in Sub-Servicer's general accounting records to indicate that such Mortgage Loans constitute part of the Trust in accordance with the terms of the Trust created under the Pooling and Servicing Agreement.

         (c) The Sub-Servicer shall, in cooperation with the Trustee, establish on or prior to the Sub-Servicing Commencement Date and maintain thereafter one or more trust accounts (the "Sub-Servicing Account") in a manner consistent with
Section 3.02(b) of the Pooling and Servicing Agreement. The Sub-Servicing Account shall be an Eligible Account established in the name of the Trustee as trustee of Aames Mortgage Trust 1996-D. The Sub-Servicer shall deposit into the Sub-Servicing Account no later than the first Business Day after receipt all proceeds of Mortgage Loans received by the Sub-Servicer (except for Additional Servicing Compensation as set forth in Section 3.11 hereof) consistent with
Section 3.02 of the Pooling and Servicing Agreement. The Sub-Servicer shall make Lockbox Advances necessary to deposit such proceeds into the Sub-Servicing Account in accordance with this Agreement and Section 3.02 of the Pooling and Servicing Agreement. The Sub-Servicer shall remit such proceeds to the Certificate Account on or before the Deposit Date. The Sub-Servicer shall be able to withdraw Sub-Servicer's servicing compensation from the Sub-Servicing Account on such date in accordance with Section 3.08 of the Pooling and Servicing Agreement. The Sub-Servicer shall be permitted to withdraw from time to time from the Sub-Servicing Account amounts representing reimbursements for Advances made hereunder or purchased by the Sub-Servicer from the Seller in accordance with the priorities set forth in Section 3.01(h). The Sub-Servicer shall send to the Servicer a statement of proceeds of Mortgage Loans collected by or on behalf of the Sub-Servicer within two (2) Business Days after the end of every month, and the Servicer shall compare the information provided in such reports with the deposits made by the Sub-Servicer into the Certificate Account for the same period. The Sub-Servicer shall direct the investment of the Sub-Servicing Accounts in Permitted Investments in accordance with the requirements of Section 3.02(b) of the Pooling and Servicing Agreement.


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         (d) The Sub-Servicer shall deposit into the Certificate Account one (1)
Business Day prior to each Deposit Date, commencing with the first Deposit Date after the Sub-Servicing Commencement Date, Monthly Advances due the Certificate Account on such Deposit Date in accordance with the terms of the Pooling and Servicing Agreement as if the Sub-Servicer were the Servicer thereunder, provided, however, that Sub-Servicer shall not be responsible for funding Servicing Advances or Monthly Advances or remitting any collections on the Deposit Date of May 12, 1999 with respect to the Mortgage Loans listed on
Schedule 3.01(d) , or any other Mortgage Loan as to which Servicer has received payments with respect to such Mortgage Loans during April 1999 and all such advances, payments and collections shall be made directly by Servicer. Notwithstanding any other provision of this Agreement, Sub-Servicer shall not be responsible for funding Servicing Advances or Monthly Advances to the extent that Sub-Servicer deems such Servicing Advances or Monthly Advances to be Non-Recoverable Advances or Uncollectible Advances, respectively, and gives Servicer notice that it has deemed such Servicing Advances or Monthly Advances to be Non-Recoverable Advances or Uncollectible Advances, respectively, five (5) Business Days prior to the Deposit Date on which such an Advance would have been made were it not deemed a Non-Recoverable Advance or Uncollectible Advance. Compensating Interest shall be an obligation of Servicer and Sub-Servicer shall have no obligation to make any payment with respect to Compensating Interest. To the extent not paid directly by the Servicer, Sub-Servicer shall have the right to pay Compensating Interest and off-set it against monies collected by Sub-Servicer which represent amounts due Servicer with respect to Lockbox Advances and Servicing Advances previously made by Servicer or from amounts payable to Servicer including prepayment fees under the Pooling and Servicing Agreement (collectively, the "Servicer Reimbursement Funds").

         (e) This Agreement is intended to be consistent with and not to violate the provisions of the Pooling and Servicing Agreement, including without limit Sections 3.01, 3.02, and 3.15 thereof. Accordingly, if it is discovered that any provision of this Agreement is not consistent with or violates any provision of the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall prevail, and the Sub-Servicer and the Servicer shall execute such amendments, subject to the provisions of Section 7.18 hereof, as are reasonably necessary to make this Agreement consistent with the Pooling and Servicing Agreement while maintaining as nearly as possible the same economic benefits intended to be conferred on the parties by this Agreement without regard to such inconsistency or violation.

         (f) The Sub-Servicer agrees that it shall not knowingly or intentionally take any action that would result in the termination of the REMIC status for the Trust, and that it shall not knowingly or intentionally engage in any "prohibited transaction", as such term is defined in Section 860F(a)(2) of the Code. In the event that any tax is imposed on "prohibited transactions" as defined in Section 860F(a)(2) of the Code on the "net income from foreclosure property" as defined in Section 860G of the Code, on any contribution to the Trust after the applicable Startup Date pursuant to 860G of the Code, or any other tax is imposed, such tax shall be paid by the Sub-Servicer, if, but only if such tax arises out of or results from the gross negligence, willful


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malfeasance or bad faith of the Sub-Servicer in the performance of its obligations under this Agreement.

         (g) [intentionally omitted]

         (h) Except as set forth in this Section 3.01(h), Sub-Servicer shall not be obligated to reimburse Servicer for any Advance made or Compensating Interest paid by Servicer. As amounts are collected by Sub-Servicer which represent reimbursements to Servicer or Sub-Servicer with respect to a particular mortgage loan (a "Specific Mortgage Loan"), these amounts shall be paid or credited in the following priority from time to time but in no event less frequently than once a month:

                    (i) first, to Sub-Servicer to reimburse it for Monthly Advances (including any such Advances made by the Servicer, the reimbursement rights for which have been sold to the Sub-Servicer pursuant to the Purchase Agreement), Servicing Advances, Lockbox Advances and Sub-Servicing Fees (in that order) with respect to the Specific Mortgage Loan;

                    (ii) second, to Sub-Servicer to reimburse Sub-Servicer for any Compensating Interest for any Mortgage Loan which Sub-Servicer has elected to pay notwithstanding Servicer's obligation to pay Compensating Interest;

                    (iii) third, to Sub-Servicer to pay any amount due and payable to Sub-Servicer under this Agreement or the Purchase Agreement, including, without limitation, to reimburse Sub-Servicer for any Monthly Advances and Servicing Advances made by Sub-Servicer that have not been reimbursed following liquidation of the related Mortgage Loan, or where proceeds of any Mortgage Loan that would have otherwise been available to reimburse Sub-Servicer for Advances made by Servicer or Sub-Servicer under this Agreement have been applied by the Trustee or the Certificate Insurer to set-off amounts owed by the Servicer in respect of any default by Servicer under this Agreement or the Pooling and Servicing Agreement;

                    (iv) fourth, to Sub-Servicer to fund the Reserve Sub-account to the extent required by Section 3.13; and

                    (v) fifth, any remaining amounts, to the Servicer.


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         (i) Sub-Servicer shall service the Mortgage Loans on a private label basis under the name of Servicer as Servicer's servicing agent and, except as may be required by law or is required or desirable in connection with the performance of its obligations hereunder, Sub-Servicer shall not disclose that it is a sub-servicer for the Mortgage Loans.

         Section 3.02 Loan Information and Financial Statements.

         (a) No later than three (3) Business Days following each Deposit Date, and no later than two (2) Business Days following any request by the Certificate Insurer, the Sub-Servicer shall deliver to the Certificate Insurer or its designee, a computer tape or electronic transmission in such format as shall be agreed by the Certificate Insurer and the Sub-Servicer containing the "loan level" information with respect to the Mortgage Loans as of the related Servicer Remittance Date, or such other date specified by the Certificate Insurer if such information is being provided upon its request. The form of such "loan level" information may be modified by mutual agreement of the Sub-Servicer and the Certificate Insurer.

         (b) Sub-Servicer shall maintain appropriate records of information relating to the servicing of the Mortgage Loans and the REO Property and related books and records. Sub-Servicer will promptly provide Servicer or Certificate Insurer with (i) information from and access to such records, upon the reasonable request of Servicer or Certificate Insurer, and (ii) audit rights to discuss the affairs, finances and accounts with the appropriate officers or employees of the Sub-Servicer and with the Sub-Servicer's independent accountants.

         Section 3.03 Merger or Consolidation of the Sub-Servicer.

         (a) The Sub-Servicer shall keep in full effect its existence, rights, and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Pooling and Servicing Agreement or any of the Mortgage Loans and to perform its duties under this Agreement and shall continue to meet the requirements of Sections 3.01 and 3.15 of the Pooling and Servicing Agreement as shall be necessary to perform its duties under this Agreement and the Pooling and Servicing Agreement (including maintaining licenses and qualifications necessary to perform its servicing obligations in states where the Mortgaged Properties are located).

         (b) Any Person into which the Sub-Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Sub-Servicer shall be a party, or any Person succeeding to the business of the Sub-Servicer, shall be the successor of the Sub-Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, if the successor or surviving Person (i) meets the requirements and complies with the terms of Section 3.01 of the Pooling and Servicing Agreement, (ii) has received the prior


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written consent of the Certificate Insurer, and (iii) has received the prior written consent of the Servicer.

         Section 3.04 Limitation on Liability of the SubServicer and Others.

         (a) Other than provided in Section 7.08(b) hereof, neither the Sub-Servicer nor any of the directors or officers or employees or agents of the Sub-Servicer shall be under any liability to the Servicer or the Certificate Insurer for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Sub-Servicer or any such Person against any liability that would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties by the Sub-Servicer or by reason of such Person's reckless disregard of its obligations and duties hereunder; and provided, further, that this provision shall not be construed to entitle the Sub-Servicer to indemnity in the event that amounts advanced by the Sub-Servicer to retire any senior lien exceed Net Liquidation Proceeds realized with respect to the related Mortgage Loan. The Sub-Servicer and any director, officer, employee or agent of the Sub-Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

         (b) Notwithstanding anything else contained in this Agreement, the Sub-Servicer does not assume (i) any responsibility to indemnify nor make any of the Seller's representations and warranties under the Pooling and Servicing Agreement or the Seller's or the Servicer's representations and warranties under
(a) any document relating to the sale of the Mortgage Loans and (b) the Insurance and Indemnity Agreement dated as of December 1, 1996, by and between the Certificate Insurer and the Servicer; (ii) any obligation to pay a termination fee to any sub-servicer pursuant to the Pooling and Servicing Agreement; (iii) any obligation to purchase one or more of the Mortgage Loans pursuant to any agreement; (iv) any obligation to record the Mortgage Loans; provided, however, that if the Sub-Servicer cannot enforce any Mortgage Loan due to a lack of such recording, the Sub-Servicer shall record such mortgage at the Servicer's expense; or (v), except as specifically provided herein, any obligations of, or requirement to pay from Sub-Servicer's own funds, the Trustee under the Pooling and Servicing Agreement.

         (c) The Sub-Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Sub-Servicer may, with the prior written consent of the Servicer and the Certificate Insurer, undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Servicer will be liable and the Sub-Servicer shall be entitled to be reimbursed therefor from the Servicer upon written demand, subject to the Certificate Insurer's consent, to the extent that the Servicer receives reimbursement from the


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

Trust in accordance with the Pooling and Servicing Agreement. To the extent that the Sub-Servicer's actions pursuant to this Agreement and the results thereof would entitle the Servicer to indemnity from the Trust if such actions had been performed directly by the Servicer, the Servicer shall seek indemnification from the Trust for such expenses and if the Trust actually indemnifies the Servicer, the Servicer shall indemnify the Sub-Servicer therefore, subject to Certificate Insurer's reasonable consent all in accordance with the Pooling and Servicing Agreement.

         Section 3.05 Sub-Servicer Not to Resign.

         The Sub-Servicer shall not resign from the obligations and duties hereby imposed on it except with the prior written consent of the Certificate Insurer, or upon the determination, in Sub-Servicer's reasonable judgment that the Sub-Servicer's material duties hereunder are no longer permissible under applicable law, and provided such impermissibility is not caused by an act or omission of the Sub-Servicer and cannot be cured in a commercially reasonable manner by the Sub-Servicer. Any such determination permitting the resignation of the Sub-Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Servicer and the Certificate Insurer, which Opinion of Counsel shall be in form and substance acceptable to the Servicer and the Certificate Insurer.

         Section 3.06 No Transfer or Assignment of Servicing.

         With respect to the responsibility of the Sub-Servicer to service the Mortgage Loans hereunder, the Sub-Servicer, acknowledges that the Servicer (and the Certificate Insurer, in granting its consent hereto) has acted in reliance upon the Sub-Servicer's independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section 3.06, the Sub-Servicer shall not either assign or transfer this Agreement or the servicing hereunder nor delegate its rights or duties hereunder or any portion thereof, whether to any sub-servicer or otherwise, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Servicer and the Certificate Insurer. Notwithstanding any other provision of this Agreement, Sub-Servicer shall have the right to assign, transfer and pledge any right to receive payment under this Agreement without the consent of or notice to Servicer, the Trust or the Certificate Insurer.

         Section 3.07 Servicer's Cooperation.

         The Servicer shall cooperate with the Sub-Servicer, and shall provide to the Sub-Servicer information in its systems, regarding the Mortgage Loans and the servicing thereof as reasonably requested by the Sub-Servicer.


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         Section 3.08 Receipt of Mortgage Loan Amounts.

         All amounts collected in connection with the Mortgage Loans before the Sub-Servicing Commencement Date shall be accounted for and dealt with by the Servicer in the manner set forth in the Pooling and Servicing Agreement. Except for Servicer's interest as Seller or Master Servicer under the Pooling and Servicing Agreement not specifically transferred to Sub-Servicer as provided herein, the Servicer specifically disclaims any interest, legal or equitable, in payments received with respect to the Mortgage Loans after the Sub-Servicing Commencement Date, and the Servicer shall endorse any such payments received with respect to the Mortgage Loans after the Sub-Servicing Commencement Date to the Sub-Servicer and shall forward such payments to the Sub-Servicer within one Business Day following the receipt of such payments by the Servicer.

         Section 3.09 Subsequent Transfers.

         In the event that any mortgage loan, as defined in the Pooling and Servicing Agreement, is currently being sub-serviced by another sub-servicer and such other sub-servicer terminates its servicing of such mortgage loan, such mortgage loan shall be added to Schedule 2.01, and such mortgage loan shall thereafter be sub-serviced by the Sub-Servicer; provided, however, that the Sub-Servicer's obligation to accept servicing with respect to any such mortgage loans shall be subject to terms and conditions (including without limit, compensation provisions) to be mutually agreed upon by the Servicer, Sub-Servicer, and Certificate Insurer.

         Section 3.10 [Intentionally Omitted].

         Section 3.11 Compensation to the SubServicer.

         (a) As compensation for Sub-Servicer's services under this Agreement, Sub-Servicer shall be entitled to the following during its term as Sub-Servicer (collectively, the "Sub-Servicing Fees"):

             (i) payment on a monthly basis on the Deposit Date of an amount with respect to each Mortgage Loan, that is the product of .000125 (1/12 of 15 basis points) times the aggregate outstanding balance of Mortgage Loans being serviced by Sub-Servicer as of the first Business Day of each month whether or not Servicer would be entitled to such Servicing Fee pursuant to the Pooling and Servicing Agreement (the "Enhanced Servicing Fees") plus .000416667 (1/12 of 50 basis points) times the aggregate outstanding balance of Mortgage Loans being serviced by Sub-Servicer for which Servicer would be entitled to such Servicing Fee pursuant to the Pooling and Servicing Agreement (the "Regular Servicing Fees"). Payment of the Enhanced Servicing Fee and Regular Servicing Fees may be made first, by withdrawals from the Sub-Servicing Account on each Deposit Date to the extent permitted by Sections 3.02 and 3.08 of the Pooling and Servicing Agreement; second, from any prepayment fees received by the Sub-Servicer and due the Servicer under this Agreement; third, from any reimbursement of

Servicing Advances received by the Sub-Servicer and due the Servicer pursuant to the Pooling and Servicing Agreement; fourth, by Sub-Servicer's invoicing the Servicer for such Sub-Servicing Fees, which invoice shall be paid within ten
(10) days of receipt by the Servicer; and fifth, by payment to the Sub-Servicer from the Reserve Sub-account. Notwithstanding any other provision of this Agreement, the obligation to pay the Enhanced Servicing Fee shall commence on the later of the Sub-Servicing Commencement Date or the Closing Date and shall not be payable with respect to any period prior to the Sub-Servicing Commencement Date or the Closing Date, as applicable.

             (ii) With the exception of prepayment fees, Sub-Servicer shall be entitled to all additional servicing compensation that Servicer would otherwise be entitled to under Section 3.08 of the Pooling and Servicing Agreement with respect to each Mortgage Loan, for any period in which such Mortgage Loan was serviced by Sub-Servicer, including without limitation ancillary income, assumption fees, late payment charges, charges for checks returned for insufficient funds and extension and other administrative charges ("Additional Servicing Compensation"). Additional Servicing Compensation will be paid to Sub-Servicer by Sub-Servicer retaining such Additional Servicing Compensation prior to depositing proceeds of Mortgage Loans into the Sub-Servicing Account or, if deposited in the Sub-Servicing Account, by withdrawals from the Sub-Servicing Account on each Deposit Date as permitted by Sections 3.02 and
3.08 of the Pooling and Servicing Agreement.

             (iii) The Servicer shall pay to the Sub-Servicer a Set-Up Fee equal to $5 for each Mortgage Loan for which servicing is transferred to the Sub-Servicer. Payment of the Set-Up Fees shall be made at Sub-Servicer's election by Sub-Servicer invoicing the Servicer for such Set-Up Fees, which invoice shall be paid within ten (10) days of receipt by the Servicer or by payment to Sub-Servicer from the Reserve Sub-account.

             (iv)  In the event the Sub-Servicer is terminated pursuant to
Section 6.03 of this Agreement, or any Mortgage Loan is transferred to another servicer or special servicer, the Sub-Servicer shall be entitled (from the Servicer and not from the Trust unless specifically provided by the Pooling and Servicing Agreement) to a Termination Fee of $20 (the "Termination Fee") for each Mortgage Loan for which the Sub-Servicer transfers servicing in accordance with this Agreement. In connection with a termination pursuant to Section 6.03 hereof, the Sub-Servicer shall receive, prior to the transfer of servicing, the Termination Fees, all outstanding Advances and all other amounts due Sub-Servicer hereunder.

             (v) Sub-Servicer shall be entitled to all net income and net gain realized, and shall be obligated to reimburse any loss from the investment of funds deposited in the Sub-Servicing Account, as provided in Section 3.02(b) of the Pooling and Servicing Agreement. The amount described in this subsection (v) shall be paid to Sub-Servicer in accordance with the Pooling and Servicing Agreement, as if the Sub-Servicer was the Servicer in the Pooling and Servicing Agreement.

             (vi) Sub-Servicer shall remit to Servicer on each Deposit Date all prepayment fees and compensation payable to Servicer pursuant to 3.01(h)(v), if any, less any amount due Sub-Servicer hereunder.

         Section 3.12 Appointment as Servicer.

         If the Servicer is terminated as the servicer under Section 8.01 of the Pooling and Servicing Agreement, or Servicer's term is not renewed, the Sub-Servicer, if appointed by the Trustee or the Certificate Insurer, agrees to accept such appointment as the successor Servicer under the Pooling and Servicing Agreement and shall perform all of the duties of the Servicer under the Pooling and Servicing Agreement and be bound by all the obligations of the Servicer thereunder, except that the Sub-Servicer does not assume any obligation described in Sections 3.04(b)(i), (ii) (except as to sub-servicers engaged by the Sub-Servicer) (iii) or (v) hereof. Upon such occurrence, all future obligations of the Sub-Servicer under this Agreement shall be terminated, but without payment of any penalty or Termination Fee, provided, however, that Sub-Servicer shall be entitled to all unpaid compensation due under Section 3.11 of this Agreement, (provided that the amount of any unpaid Enhanced Servicing Fees and any unpaid Set-Up Fees shall be recoverable solely from the Servicer) and Servicer, Sub-Servicer and Certificate Insurer shall continue to be entitled and obligated with respect to all of their respective indemnification obligations pursuant to Section 7.08 of this Agreement, in each case arising from activities prior to such termination date.

         Section 3.13 Reserve Sub-Account.

         Sub-Servicer shall establish a single segregated trust account ("Reserve Sub-account") to be funded with distributions from, and subject to withdrawals in accordance with, each of the Sub-Servicing Agreements. The Reserve Sub- account shall be established for the benefit of Sub-Servicer in the name of, and under the exclusive dominion and control of Sub-Servicer or its designee. Sub-Servicer shall deposit into the Reserve Sub-account all amounts designated for distribution to the Reserve Sub-account at any time pursuant to each of the Sub-Servicing Agreements until the Reserve Sub-account balance at such time is $300,000 (the "Reserve Amount"). All net income from the Reserve Sub-account shall be reinvested in the Reserve Sub-account. Sub-Servicer shall have the right to withdraw funds from the Reserve Sub-account (i) to reimburse Sub-Servicer for any Advance made by the Sub-Servicer that was not reimbursed from proceeds of the related Mortgage Loan following the liquidation or attempted liquidation of such Mortgage Loan; (ii) to pay any Sub-Servicing Fee owed Sub-Servicer pursuant to Section 3.11 or any other amount due Sub-Servicer under this Agreement; and (iii) in accordance with terms of each Sub-Servicing Agreement other than this Agreement. Sub-Servicer shall determine in its sole reasonable discretion at least annually whether the Reserve Amount exceeds the amount required to provide an adequate reserve for amounts payable to Sub-Servicer from the Reserve Sub-account and shall reduce the Reserve Amount by the amount of any such excess, provided however, that the Reserve Amount shall in no event be reduced below $150,000. Promptly after the date on which the last Sub-Servicing Agreement that is in effect is terminated,

Sub-Servicer shall distribute the balance in the Reserve Sub-account, if any, to Servicer, less any amounts due Sub-Servicer under the Sub-Servicing Agreements.

         Section 3.14 Security Interest.

         Servicer hereby grants Sub-Servicer a security interest in the Reserve Sub-account and in all amounts payable to Servicer under the Pooling and Servicing Agreement to secure payment of all amounts due Sub-Servicer under or pursuant to this Agreement, the Purchase Agreement, any sub-servicing agreement or any similar or other agreement between Servicer and Sub-Servicer.

         Section 3.15 Tax Forms.

         The Sub-Servicer shall mail, on or before the date required by law, all required Internal Revenue Service forms, including without limitation form numbers 1099, 1099A or 1098, to all persons or entities entitled to receive such forms for all applicable periods beginning January 1, 2000. Servicer shall cooperate with Sub-Servicer in the preparation of all such forms and timely provide to Sub-Servicer all information necessary for Sub-Servicer to prepare such forms.

         Section 3.16 Additional Servicing Procedures.

         The parties agree to comply with the additional servicing procedures set forth on Schedule 3.01(a) hereto as the same may be amended from time to time by the mutual agreement of the parties, provided that this Agreement shall govern in the event of a conflict between this Agreement and the additional servicing procedures.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.01 Representations, Warranties and Covenants of the Sub-Servicer.

         The Sub-Servicer hereby represents and warrants to and covenants with the Servicer and with the Certificate Insurer that as of the date of this Agreement or as of such date as is specifically provided herein:

         (a) The Sub-Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform the sub-servicing obligations hereunder;

         (b) The execution and delivery of this Agreement by the Sub-Servicer and its performance of and compliance with the terms of this Agreement will not violate the Sub-Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Sub-Servicer is a party or which may be applicable to the Sub-Servicer or any of its assets;

         (c) The Sub-Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Servicer, constitutes a valid, legal and binding obligation of the Sub-Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

         (d) The Sub-Servicer is not in violation of, and the execution and delivery of this Agreement by the Sub-Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Sub-Servicer or materially and adversely affect the performance of Sub-Servicer's duties hereunder;

         (e) There are no actions or proceedings against, or investigations of, the Sub-Servicer pending, or, to the best knowledge of the Sub-Servicer, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) that, if determined adversely, would result in a material adverse change with respect to Sub-Servicer or would be reasonably likely to impair the ability of Sub-Servicer to perform, or to materially and adversely affect the performance by the Sub-Servicer of its obligations under, or the validity or enforceability of, this Agreement;

         (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Sub-Servicer of, or compliance by the Sub-Servicer with, this Agreement, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the date of this Agreement;

         (g) The Sub-Servicer is duly licensed where required as a "Licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations, except where the failure to so qualify or such default would not have a material adverse effect on the ability of the Sub-Servicer to conduct its business or perform its obligations hereunder, and the Sub-Servicer is an FHLMC-approved servicer; and

         (h) The Sub-Servicer is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

         Section 4.02 Representations and Warranties of the Servicer.

         The Servicer hereby represents and warrants to the Sub-Servicer and to the Certificate Insurer that as of the date of this Agreement or as of such date as is specifically provided herein:

         (a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has, and had at all relevant times, full power to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement;

         (b) The execution and delivery of this Agreement by the Servicer and its performance of and compliance with the terms of this Agreement will not violate the Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

         (c) The Servicer has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Sub-Servicer, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

         (d) The Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement and the Pooling and Servicing Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or materially and adversely affect the performance of Servicer's duties hereunder and thereunder;

         (e) There are no actions or proceedings against, or investigations of, the Servicer pending, or, to the best knowledge of the Servicer, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) that, if determined adversely, would result in a material adverse change with respect to Servicer or would be reasonably likely to impair the ability of Servicer to perform, or to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement;

         (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the date of this Agreement;

         (g) The Servicer is duly licensed where required as a "Licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations, except where the failure to so qualify or such default would not have a material adverse effect on the ability of the Servicer to conduct its business or perform its obligations hereunder or under the Pooling and Servicing Agreement;

         (h) The Servicer has serviced the Mortgage Loans in accordance with applicable laws and the Pooling and Servicing Agreement. As of the Sub-Servicing Commencement Date, there will be no Advances, Compensating Interest or any other payment required to have been paid or advanced by the Servicer under the Pooling and Servicing Agreement that have not been paid or advanced; and

         (i) Schedule 2.01 contains all mortgage loans in the Trust except for the Mortgage Loans and REO Properties set forth on Schedule 4.01(i).


                                    ARTICLE V

                                    DEFAULT

         Section 5.01 Events of Default.

         (a) In case one or more of the following events (each, an "Event of Default") by the Sub-Servicer shall occur and be continuing:

             (1) except as set forth in clause (a)(3) below, any failure by the Sub-Servicer to deposit into the designated account any amount required to be so deposited or remitted under this Agreement or the Pooling or Servicing Agreement on the date required under such agreement, subject to any applicable grace period;

             (2) the Sub-Servicer shall fail timely to provide to the Servicer, the Trustee, or the Certificate Insurer any report required by this Agreement to be provided to the Servicer, the Trustee, or the Certificate Insurer, subject to any applicable grace period;

             (3) any failure by the Sub-Servicer to make any Servicing Advance as required under this Agreement, which failure continues unremedied for a period of 30 days, or any failure on the part of the Sub-Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Sub-Servicer contained in this Agreement which continues unremedied for a period of 30 days after the earlier of (a) knowledge of the Sub-Servicer of such failure and (b) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Sub-Servicer by the Servicer, Certificate Insurer or Trustee;

             (4) the entry against the Sub-Servicer of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, conservatorship, receivership, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Sub-Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days;

             (5) the Sub-Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, conservatorship, receivership, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Sub-Servicer or of or relating to all or substantially all of its property;

             (6) the Sub-Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

             (7) the Sub-Servicer shall cease to be an approved servicer of residential mortgage loans for FHLMC;

             (8) the Sub-Servicer shall assign or transfer or attempt to assign or transfer all or part of its rights and obligations hereunder except as permitted by this Agreement;

             (9) the Sub-Servicer shall cease to be a wholly-owned subsidiary of Fairbanks Capital Holding Corp.;

             (10) any breach by the Sub-Servicer of a representation or warranty made in Section 4.01 hereof, which breach continues unremedied for a period of 30 days after the earlier of (a) knowledge of the Sub-Servicer of such breach and (b) the date on which written notice of such breach requiring the same to be remedied shall have been given to the Sub-Servicer; or

             (11) the Sub-Servicer shall fail to qualify as Sub-Servicer under
Section 3.01 of the Pooling and Servicing Agreement.

Servicer shall deliver written notice thereof to the Certificate Insurer, and in each and every such case, so long as such Event of Default shall not have been remedied within the applicable time period, if any, set forth above, the Servicer shall, following ten day's prior written notice to the Certificate Insurer which notice shall specify in detail the nature of such Event of Default terminate, by notice in writing to the Sub-Servicer, all of the rights and obligations of the Sub-Servicer as Sub-Servicer under this Agreement unless the Certificate Insurer directs the Servicer by written notice to take either no remedial action or a specified remedial measure, in which case the Servicer shall follow such written notice of the Certificate Insurer. From and after the receipt by the Sub-Servicer of such written notice, all authority and power of the Sub-Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Servicer pursuant to and under this section, and, without limitations, the Servicer is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of Sub-Servicer any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and enforcement or assignment of the Mortgage Loans and related documents, or otherwise.

         (b) The Sub-Servicer agrees that if it is terminated pursuant to this Agreement, it shall promptly (and in any event no later than five Business Days subsequent to its receipt of the notice of termination), at Servicer's cost and expense, provide the Servicer with all documents and records (including, without limitation, those in electronic form) requested by it to enable it to assume the Sub-Servicer's functions hereunder, and shall cooperate with the Servicer in effecting the termination of the Sub-Servicer's responsibilities and rights hereunder and the assumption by a successor of the Sub-Servicer's obligations hereunder, including, without limitation, the transfer within one Business Day to the Servicer for administration by it of all cash amounts which shall at the time be or should have been credited by the Sub-Servicer to the designated account, or thereafter be received with respect to the Mortgage Loans or any REO Property subject to Sub-Servicer's rights under Section 6.04.

         Section 5.02 Waiver of Defaults.

         The Servicer, with the prior written consent of the Certificate Insurer, may waive any default by the Sub-Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this

Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.


                                   ARTICLE VI

                                  TERMINATION

         Section 6.01 Termination.

         Except as otherwise specifically set forth herein, the obligations and responsibilities of the Sub-Servicer shall terminate: (i) upon the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and the disposition of all REO Property and the remittance of all funds due hereunder; (ii) by mutual consent of the Sub-Servicer, the Servicer, and the Certificate Insurer in writing, such consent of Certificate Insurer not to be unreasonably withheld; (iii) pursuant to Section 6.02 of this Agreement; (iv) at the option of any successor to the Servicer in its sole discretion, subject, however, to the prior written consent of the Certificate Insurer; (v) at the option of any purchaser of one or more Mortgage Loans pursuant to the Pooling and Servicing Agreement, upon such purchase and only with respect to such purchased Mortgage Loan or Mortgage Loans (including, without limitation, the purchase of any delinquent loan in accordance with the Pooling and Servicing Agreement); (vi) after sixty (60) days notice by the Sub-Servicer to the Servicer and the Certificate Insurer, that Servicer has not, within ninety (90) days following the commencement of any bankruptcy proceeding in which the Servicer is a "debtor", obtained from the bankruptcy court approval of the assumption of this Agreement; provided, however, that the Sub-Servicer shall not terminate this Agreement if within ten (10) days of providing such notice, the Certificate Insurer or the Trustee provides reasonable assurance that the Sub-Servicer will be paid all amounts due under this Agreement; and
(vii) upon termination of the Pooling and Servicing Agreement pursuant to
Section 10.01 thereof.

         Section 6.02 Termination With Cause.

         (a) The Servicer may, at its sole option, with the prior written consent of the Certificate Insurer but without payment of any penalty or Termination Fee, terminate any rights the Sub-Servicer may have hereunder with respect to any or all of the Mortgage Loans as provided in SECTION 5.01 of this Agreement upon the occurrence of an Event of Default.

         (b) The Certificate Insurer, upon the occurrence of an Event of Default under this Agreement, but without payment of any penalty or Termination Fee, shall have the right to terminate this Agreement immediately upon delivery of written notice to the Servicer and the Sub-Servicer.

         Section 6.03 Termination Without Cause.

         The Servicer, with the prior written consent of the Certificate Insurer, may terminate this Agreement as of the last day of any Collection Period as to any or all of the Mortgage Loans for reasons other than those set forth in Sections 6.01(i), (ii), and (iii) by giving the Sub-Servicer at least 45 days notice of termination, provided that the Servicer in its sole responsibility shall pay the Termination Fee for the Mortgage Loan or Loans being terminated. Any notice of termination shall be in writing and delivered to the Sub-Servicer as provided in Section 7.03 of this Agreement.

         Section 6.04 Effect of Termination.

         (a) With respect to termination of the Sub-Servicer pursuant to Section
6.02 or Section 6.03 of this Agreement, immediately upon the transfer of the servicing of the Mortgage Loans, Sub-Servicer's obligations to make any Advance or any other payment required hereunder shall cease. Upon termination of this Agreement for any reason, with or without cause, the Sub-Servicer shall be entitled to the Sub-Servicing Fees for each Mortgage Loan subject to termination for the entire month in which the servicing transfer date occurs as well as all other unpaid or unreimbursed Sub-Servicing Fees, reimbursement in full for all Advances made by Sub-Servicer, and all Prior Monthly Advances remaining unreimbursed and all other compensation, payments and reimbursable expenses due the Sub-Servicer through the servicing transfer date (the "Sub-Servicer Compensation").

         (b) In the event of termination pursuant to Section 6.03, Sub-Servicer shall be paid Sub-Servicer Compensation by the Servicer, any successor servicer, or otherwise on or prior to such servicing transfer date and if the Sub-Servicer does not receive the Sub-Servicer Compensation by the servicing transfer date, the Sub-Servicer will be entitled to net such amounts against funds held in the Sub-Servicing Account and Sub-Servicer shall not be obligated to transfer servicing of the Mortgage Loans until such time as Sub-Servicer is paid all the Sub-Servicer Compensation.

         (c) In the event of termination pursuant to Section 6.02, Sub-Servicer shall not be obligated to transfer servicing until either (i) Sub-Servicer is paid the Sub-Servicer Compensation by the Servicer, any successor servicer, or otherwise on or prior to such servicing transfer date, or (ii) the successor servicer is obligated to deposit into the Receivables Reimbursement Account (as defined in the Purchase Agreement), all collections relating to unreimbursed Advances within one (1) Business Day of receipt thereof and the successor servicer provides an endorsement to Lender on its fidelity bond naming Lender as a loss payee.

         (d) This Section 6.04 shall survive any termination of this Agreement and any termination of this Agreement shall not prejudice the rights of the Sub-Servicer to recover any Sub-Servicer Compensation. The Sub-Servicer and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 3.04 of this Agreement notwithstanding any termination of this Agreement.


                                   ARTICLE VII

                                 MISCELLANEOUS

         Section 7.01 Payment of Costs.

         Except as specifically set forth herein, all costs of Servicer or Sub-Servicer associated with this Agreement shall be paid by the party incurring such costs.

         Section 7.02 Reports.

         As long as this Agreement is in effect, the Sub-Servicer shall deliver to the Certificate Insurer and Servicer: (A) the audited consolidated financial statements, balance sheet and statement of income of the Sub-Servicer and each subsidiary thereof within 90 days of the close of each fiscal year and (B) the unaudited consolidated quarterly financial statements, balance sheet and statement of income of the Sub-Servicer thereof within 45 days of the end of each fiscal quarter.

         Section 7.03 Notices.

         All demands, notices, consents and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to the following addresses:

                  (1)      if to the Servicer:

                           Aames Capital Corporation
                           350 South Grand Avenue, 47th Floor,
                           Los Angeles, California  90071-3406
                           Attention:   National Loan Servicing Director
                           Fax No. (323) 210-5888
                           Phone No. (323) 210-4736

                           with a copy to:

                           Aames Capital Corporation
                           350 South Grand Avenue, Suite 52nd Floor,
                           Los Angeles, California  90071-3406
                           Attention:  Barbara S. Polsky
                           Fax No. (323) 210-5026
                           Phone No. (323) 210-4927


                  (2)      if to the Sub-Servicer:

                           If by U.S. Mail:

                           Fairbanks Capital Corp.
                           P.O. Box 65250
                           Salt Lake City, Utah  84165-0250
                           Attention:  Terrell W. Smith
                           Fax No. (801) 293-1297
                           Phone No. (801) 293-1883

                           If by overnight delivery:

                           Fairbanks Capital Corp.
                           3815 South West Temple
                           Salt Lake City, Utah  84165-4412
                           Attention:  Terrell W. Smith

                           with a copy to:

                           Wilmer, Cutler & Pickering
                           2445 M Street, N.W.
                           Washington, D.C.  20037
                           Attention:  R. J. Bruemmer
                           Fax No. (202) 663-6363
                           Phone No. (202) 663-6804

                  (3)      if to the Certificate Insurer:

                           Financial Security Assurance Inc.
                           350 Park Avenue
                           New York, New York 10022
                           Attention: Senior Vice President - Surveillance
                           Fax No. (212) 339-3518
                           Phone No. (212) 826-0100
or such other address as may hereafter be furnished to the other party by like notice. Any notice given pursuant hereto shall be effective upon receipt by the party to whom sent.

         Section 7.04 Severability Clause.

         Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

         Section 7.05 Counterparts.

         This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         Section 7.06 Governing Law.

         The Agreement shall be construed in accordance with the laws of the State of California without regard to conflicts rules and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of California except to the extent preempted by Federal Law. With respect to any claim arising out of this Agreement, each party irrevocably submits to the jurisdiction of the courts of the state of California, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

         Section 7.07 Security for Expenses.

         Except as provided in Section 3.01(e), neither the Servicer nor the Sub-Servicer shall have any obligation to consent to any amendment or modification of this Agreement.

         Section 7.08 Indemnification.

         (a)      Servicer Indemnification.

                  (1) The Servicer shall indemnify the Sub-Servicer and the Certificate Insurer and hold harmless each of them against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of any of the Servicer's representations and warranties and covenants contained in this Agreement, in any way relating to the failure of the Servicer to perform its duties in compliance with the terms of this Agreement; provided, however, that the Servicer shall not be required to indemnify the Sub-Servicer or the Certificate Insurer against any liability due to the willful malfeasance, bad faith, or negligence of the Sub-Servicer or the Certificate Insurer hereunder. This indemnity shall survive the termination of this Agreement and the payment of the Mortgage Loans. The Sub-Servicer or Certificate Insurer, as the case may be, shall promptly notify the Servicer if a claim is made by a third party with respect to a breach of any of the Servicer's representations and warranties and covenants contained in this Agreement or in any way relating to the failure of the Servicer to perform its duties in compliance with the terms of this Agreement. The Servicer shall promptly notify the Sub-Servicer and the Certificate Insurer of any claim of which it has been notified pursuant to this Section 7.08 by a Person other than the party claiming indemnification, as the case may be, and, in any event, shall promptly notify the Sub-Servicer and the Certificate Insurer of its intended course of action with respect to any claim.

                  (2) The Servicer shall be entitled to participate in and, upon notice to the Sub-Servicer and the Certificate Insurer, assume the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of the Sub-Servicer and the Certificate Insurer. The Sub-Servicer and the Certificate Insurer shall have the right to employ their own counsel in any such action in addition to the counsel of the Servicer, but the fees and expenses of such counsel shall be at the expense of the Sub-Servicer and the Certificate Insurer, unless (a) the employment of counsel by the Sub-Servicer and the Certificate Insurer at its expense has been authorized in writing by the Servicer, (b) the Servicer has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, or (c) the named parties to any such action or proceeding (including any impleaded parties) include the Servicer and either the Sub-Servicer or the Certificate Insurer, or both, and the Sub-Servicer and the Certificate Insurer have been advised by counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the Servicer. The Servicer shall not be liable for any settlement of any such claim or action unless the Servicer shall have consented thereto or be in default on its obligations hereunder. Any failure by the Sub-Servicer or the Certificate Insurer to comply with the provisions of this section shall relieve the Servicer of liability only if such failure is materially prejudicial to the position of the Servicer and then only to the extent of such prejudice.

         (b) Sub-Servicer Indemnification.

             (1) The Sub-Servicer shall indemnify the Servicer and the Certificate Insurer and hold harmless each of them against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of any of the Sub-Servicer's representations and warranties and covenants contained in this Agreement or in any way relating to the failure of the Sub-Servicer to perform its duties in compliance with the terms of this Agreement; provided, however, that the Sub-Servicer shall not be required to indemnify the Servicer or the Certificate Insurer against any liability due to the willful malfeasance, bad faith, or negligence of the Servicer or the Certificate Insurer hereunder. This indemnity shall survive the termination of this Agreement and the payment of the Mortgage Loans. The Servicer and the Certificate Insurer, as the case may be, shall promptly notify the Sub-Servicer if a claim is made by a third party with respect to a breach of any of the Sub-Servicer's representations and warranties and covenants contained in this Agreement or in any way relating to the failure of the Sub-Servicer to perform its duties in compliance with the terms of this Agreement. The Sub-Servicer shall promptly notify the Servicer and the Certificate Insurer of any claim of which it has been notified pursuant to this Section 7.08 by a Person other than the Servicer or the Certificate Insurer, as the case may be, and, in any event, shall promptly notify the Servicer and the Certificate Insurer of its intended course of action with respect to any claim.

             (2) The Sub-Servicer shall be entitled to participate in and, upon notice to the Servicer and the Certificate Insurer, assume the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of the Servicer and the Certificate Insurer. The Servicer and the Certificate Insurer shall have the right to employ their own counsel in any such action in addition to the counsel of the Sub-Servicer, but the fees and expenses of such counsel shall be at the expense of the Servicer and the Certificate Insurer, unless (a) the employment of counsel by the Servicer and the Certificate Insurer at its expense has been authorized in writing by the Sub-Servicer, (b) the Sub-Servicer has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, or (c) the named parties to any such action or proceeding (including any impleaded parties) include the Sub-Servicer and either the Servicer or the Certificate Insurer, or both, and the Servicer and the Certificate Insurer have been advised by counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the Sub-Servicer. The Sub-Servicer shall not be liable for any settlement of any such claim or action unless the Sub-Servicer shall have consented thereto or be in default on its obligations hereunder. Any failure by the Servicer or the Certificate Insurer to comply with the provisions of this section shall relieve the Sub-Servicer of liability only if such failure is materially prejudicial to the position of the Sub-Servicer and then only to the extent of such prejudice.

         Section 7.09 Protection of Confidential Information.

         The Sub-Servicer shall keep confidential and shall not divulge to any party other than the Servicer, the Trustee, or the Certificate Insurer, without the Servicer's prior written consent, any information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Sub-Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or in accordance with this Agreement.

         Section 7.10 Intention of the Parties.

         It is the intention of the parties that the Servicer is conveying, and the Sub-Servicer is receiving, only a contract for sub-servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trustee remains the sole and absolute beneficial owner of the Mortgage Loans and all rights related thereto.

         Section 7.11 Third Party Beneficiary.

         The Trustee, for the benefit of the Certificateholders, and the Certificate Insurer shall be third party beneficiaries under this Agreement, provided that, except to the extent the Trustee or its designee assumes the obligations of the Servicer hereunder as contemplated by Section 8.04 of the Pooling and Servicing Agreement, none of the Trustee, the Trust, the Certificate Insurer, any successor Servicer, or any Certificateholder shall have any duties under this Agreement or any liabilities arising herefrom.

         Section 7.12 Successors and Assigns; Assignment of Agreement.

         This Agreement shall bind and inure to the benefit of and be enforceable by the Sub-Servicer and the Servicer and the respective successors and assigns of the Sub-Servicer and the Servicer. This Agreement shall not be assigned, pledged or hypothecated by the Sub-Servicer to a third party except as otherwise specifically provided for herein and shall be subject to the prior written consent of the Certificate Insurer in each instance. If the Servicer shall for any reason no longer act in such capacity under the Pooling and Servicing Agreement, the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Servicer under this Agreement or, alternatively, may terminate this Agreement as provided in Section 6.01(iv) of this Agreement. Notwithstanding any other provision of this Agreement, Sub-Servicer shall have the right to assign, transfer and pledge any right to receive payment under this Agreement without the consent of or notice to Servicer, the Trust, the Trustee or the Certificate Insurer.

         Section 7.13 Waivers.

         No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced and the Certificate Insurer shall have consented to such waiver.

         Section 7.14 Exhibits.

         The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.


         Section 7.15 General Interpretive Principles.

         The general interpretive principles set forth in the Pooling and Servicing Agreement are hereby incorporated herein by reference, provided that references therein to the Pooling and Servicing Agreement shall, for the purposes of this Agreement, be deemed to be references to this Agreement.

         Section 7.16 Reproduction of Documents.

         The provisions with respect to reproduction of documents set forth in the Pooling and Servicing Agreement are hereby incorporated herein by reference, provided that references therein to the Pooling and Servicing Agreement shall, for purposes of this Agreement, be deemed to be references to this Agreement.

         Section 7.17 Further Agreement; Power of Attorney.

         The Sub-Servicer and the Servicer each agree to execute and deliver to the other (with copies to the Certificate Insurer) such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement. Servicer hereby irrevocably grants to Sub-Servicer a limited power-of-attorney to execute documents as may be necessary or appropriate so as to enable Sub-Servicer to collect payments against, to liquidate and to otherwise manage and service the Mortgage Loans and properties in accordance with this Agreement.

         Section 7.18 Amendments.

         This Agreement may only be modified, supplemented or amended by written agreement by and between the Sub-Servicer and the Servicer, with the Certificate Insurer's prior written consent in each instance. No amendment to the Pooling and Servicing Agreement that purports to change the rights or obligations of the Sub-Servicer hereunder shall be effective against the Sub-Servicer without the express prior written consent of the Sub-Servicer.

         Section 7.19 Entire Agreement.

         This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

         Section 7.20 Expenses.

         Servicer shall pay Sub-Servicer's costs and expenses reasonably incurred in connection with its due diligence and the preparation, negotiation, execution, delivery and enforcement of this Agreement, including but not limited to the fees and out-of-pocket expenses of its attorneys.

         Section 7.21 Non-Disclosure.

         The Servicer and Sub-Servicer agree not to disclose information concerning this transaction without their mutual agreement and the consent of the Certificate Insurer, except as may be required by law or regulation.



                            [Signature page follows]

         IN WITNESS WHEREOF, the Sub-Servicer and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.


                            AAMES CAPITAL CORPORATION

                            By:   /s/ Cary H. Thompson
                               --------------------------------------------
                                 Cary H. Thompson

                            Its:  Chief Executive Officer
                                -------------------------------------------


                             FAIRBANKS CAPITAL CORP.

                             By:  /s/ Kim A. Stevenson
                               --------------------------------------------

                             Its:   Executive Vice President-Administration
                                -------------------------------------------

                                    EXHIBIT A

                        POOLING AND SERVICING AGREEMENT

                                  SCHEDULE 2.01

                             MORTGAGE LOAN SCHEDULE

                                SCHEDULE 3.01(a)

                        ADDITIONAL SERVICING PROCEDURES

                                SCHEDULE 3.01(d)

     LOANS FOR WHICH SUB-SERVICER HAS NO PAYMENT OBLIGATIONS ON MAY 12, 1999


All of the Mortgage Loans listed on Schedule 2.01.

                                SCHEDULE 4.01(i)

               CERTAIN EXCLUDED MORTGAGE LOANS AND REO PROPERTIES